U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2013

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of shareholders of Emeritus Corporation (the “Company”) was held on May 29, 2013 (the “2013 Annual Meeting”).  At the 2013 Annual Meeting, the Company's shareholders approved an amendment of the Company's Amended and Restated 2006 Equity Incentive Plan (the “Plan”), including:

•	an increase in the number of shares of the Company's common stock available for issuance under the Plan from 5,800,000 to 8,700,000 shares;
•
an additional increase in the number of shares of the Company’s common stock available for issuance under the Plan of up to an aggregate maximum of 389,000 shares that are either not issued or subject to outstanding options under the Amended and Restated Stock Option Plan for Non-employee Directors (the “Directors Plan”) as of the date of the 2013 Annual Meeting or are shares then subject to outstanding options under the Directors Plan that subsequently cease to be subject to such options (other than by reason of exercise of such options); and

•	an extension of the Plan's termination date from June 14, 2016 until March 1, 2023.

In addition, the shareholders re-approved the material terms of the Plan’s performance goals for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the amendment of the Plan increased the number of shares per individual per calendar year that may be granted pursuant to certain equity awards that are intended to qualify as “performance-based” compensation under Section 162(m) from 500,000 shares to 750,000 shares.  In connection with shareholder approval of the amendment of the Plan, the Directors Plan was terminated and equity awards to non-employee directors now will be granted under the Plan.

The Company’s Board of Directors (“Board”), Compensation Committee of the Board or a subcommittee of the Committee  may administer the Plan.  In addition, the Board may delegate administration of the Plan to one or more committees consisting of at least two members of the Board of Directors or to one or more senior executive officers of the Company in accordance with the Plan’s terms.  Under the Plan, the Plan administrator has the authority to select eligible employees, officers, directors and agents of, and consultants, advisors and independent contractors to, the Company or a related company to receive awards under the Plan and determine the types and terms and conditions of awards granted.  Incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and other stock or cash-based awards may be granted under the Plan.

The foregoing does not purport to be a complete summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, which was filed with the Securities and Exchange Commission on April 9, 2013 as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 3, 2013		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer